UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

MARA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36555	01-0949984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 NE Third Avenue, Suite 1200

Fort Lauderdale, FL 33301

(Address of principal executive offices and zip code)

(800) 804-1690

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment

On February 19, 2025, MARA Holdings, Inc. (the “Company”) filed a Certificate of Amendment (the “Charter Amendment”) to its Restated Articles of Incorporation (the “Articles of Incorporation”) with the Secretary of State of Nevada to increase the number of shares of the Company’s common stock authorized for issuance under the Articles of Incorporation from 500,000,000 to 800,000,000. The Charter Amendment was approved by the Company’s stockholders at the Special Meeting (as defined below) and became effective upon filing. A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Certificate of Withdrawal

After the Special Meeting, the Company redeemed the outstanding shares of the Company’s Series X Preferred Stock for an aggregate of $1,300 paid to the sole holder of the Series X Preferred Stock. On February 21, 2025, the Company filed a Certificate of Withdrawal with the Secretary of State of Nevada, which became effective upon filing. The Certificate of Withdrawal (i) eliminated the previous designation of the 13,000,000 shares of Series X Preferred Stock, none of which were outstanding at the time of filing, and (ii) caused the Company’s preferred stock to return to authorized but unissued shares with no designation as to series. A copy of the Certificate of Withdrawal is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 19, 2025, the Company held a special meeting of stockholders (the “Special Meeting”). The purpose of the Special Meeting was to approve the Charter Amendment, as described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on January 21, 2025.

At the close of business on January 17, 2025, the record date for the Special Meeting, 339,382,454 shares of the Company’s common stock and 13,000,000 shares of its Series X Preferred Stock were issued and outstanding. For Proposal No. 1, holders of common stock were entitled to one vote for each share of common stock held as of the record date, and the holder of the Series X Preferred Stock cast 1,000 votes for each share of Series X Preferred Stock. The Series X Preferred Stock holder’s votes were cast automatically in the same “mirrored” proportion as the aggregate votes cast “FOR” and “AGAINST” Proposal No. 1 by the holders of common stock who voted on Proposal No. 1 (but excluding any abstentions, broker non-votes and shares of common stock that were not voted “FOR” and “AGAINST” such proposal for any reason). For Proposal No. 2, holders of common stock were entitled to one vote for each share of common stock held as of the record date, and the holder of the Series X Preferred Stock was not entitled to any votes.

A total of 184,159,770 shares of the Company’s common stock were represented at the Special Meeting, constituting a quorum for all matters presented. The voting power attributable to the Series X Preferred Stock was disregarded for the purpose of determining whether a quorum was present at the Special Meeting. The final voting results for each matter submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal No. 1: Approval of the Charter Amendment

The Company’s stockholders voted to approve the Charter Amendment, which required the affirmative (“FOR”) vote of the holders of a majority of the voting power of the outstanding shares of the Company’s capital stock.

Shares Voted
For	Against	Abstentions	Broker Non-Votes
11,337,188,866	1,846,343,948	626,955	-

Proposal No. 2: Approval of One or More Adjournments of the Special Meeting to Solicit Additional Proxies

Because there were sufficient votes from the Company’s stockholders to approve Proposal No. 1, adjournment of the Special Meeting was unnecessary, and Proposal No. 2 therefore was not called.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation, dated February 19, 2025
3.2	Certificate of Withdrawal, dated February 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARA HOLDINGS, INC.

Date: February 21, 2025	By:	/s/ Zabi Nowaid
	Name:	Zabi Nowaid
	Title:	General Counsel and Corporate Secretary